        As filed with the Securities and Exchange Commission on October 11, 1996

                                           Registration No. 333-
                                                                ----------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              KANEB SERVICES, INC.
             (Exact name of registrant as specified in its charter)



                 DELAWARE                                 75-1191271
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

         2435 N. CENTRAL EXPRESSWAY
              RICHARDSON, TEXAS                              75080
   -------------------------------------------             ----------
     (Address of Principal Executive Offices)              (Zip Code)


                              KANEB SERVICES, INC.
                           DIRECTORS STOCK OPTIONS I
                            (Full title of the plan)

                      MICHAEL B. GLAZER, CORPORATE COUNSEL
                              KANEB SERVICES, INC.
                           2435 N. CENTRAL EXPRESSWAY
                            RICHARDSON, TEXAS 75080
                    (Name and address of agent for service)
                                 (972) 699-4000
         (Telephone number, including area code, of agent for service)

                       ------------------------------

                                    Copy to:

                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                           ATTENTION:  JOHN A. WATSON

                       ------------------------------

                      CALCULATION OF REGISTRATION FEE

=====================================================================================================================
          Title of securities to be        Amount to be     Proposed maximum    Proposed maximum      Amount of
                  registered                registered     offering price per      aggregate      registration fee
---------------------------------------------------------------------------------------------------------------------
      Common Stock, no par value          110,000 shares         $3.1875            $350,625            $106
=====================================================================================================================


(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low sales prices of a share of Common Stock as reported by The New York Stock Exchange on October 8, 1996.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Kaneb Services, Inc., a Delaware corporation (the "Company"), hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

         (c) The description of the Company's common stock, no par value (the "Common Stock"), contained in a registration statement on Form 8-A filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, is hereby deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The consolidated financial statements of the Company incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing. The validity of the issuance of the shares of Common Stock registered hereby will be passed upon by Fulbright & Jaworski L.L.P., counsel to the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Twelve of the Company's Certificate of Incorporation provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such directors as a director; provided, however, that such article will not eliminate or limit liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (the "GCL"), or
(iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the General Corporation Law of the State of Delaware empowers the Company to, and the By-Laws of the Company provide that it shall, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that, in the case of an action or suit by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses.

         In 1986, the Company entered into individual Indemnification Assurance Agreements (the "Agreements") with each person who was then a director or executive officer of the Company. Pursuant to the Agreements, the Company has agreed to indemnify such persons to the full extent provided by applicable law and the By-laws of the Company.

ITEM 8.  EXHIBITS.

         4.1 Certificate of Designation related to the Registrant's Adjustable Rate Cumulative Class A Preferred Stock, filed as Exhibit 4 of the exhibits to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1983, which exhibit is hereby incorporated by reference.

         4.2 Certificate of Designation, Preferences and Rights related to the Registrant's Series B Junior Participating Preferred Stock, filed as Exhibit 1 of the exhibits to the Registrant's Current Report on Form 8-K and Registration Statement on Form 8-A, dated April 5, 1988, which exhibit is hereby incorporated by reference.

         4.3 Certificate of Designation related to the Registrant's Adjustable Rate Cumulative Class A Preferred Stock, Series C, dated April 23, 1991, filed as Exhibit 4.4 of the exhibits to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991, which exhibit is hereby incorporated by reference.

         4.4 Indenture between Moran Energy Inc. and First City National Bank of Houston, dated as of January 15, 1984, under which Moran Energy Inc. issued the 8 3/4% Subordinated Debentures due 2008, filed as Exhibit
                          4.1 to Moran Energy Inc.'s Registration Statement on Form S-3 (SEC File No. 2-81227), which exhibit is hereby incorporated.

         4.5 First Supplemental Indenture between the Registrant and First City, dated as of March 20, 1984, under which the Registrant assumed obligations under the Indenture listed as Exhibit 4.4 above, filed as
                          Exhibit 4.8 of the 1983 Form 10-K, which exhibit is hereby incorporated by reference.

         4.6              Form of Stock Option Agreement.

         5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

         24.1 Consent of independent accountants, Price Waterhouse LLP, filed herewith.

         24.2             Consent of Fulbright & Jaworski L.L.P. (contained in
                          Exhibit 5.1 hereto).

         25.1             Power of attorney (contained on page 5 hereof).

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (B) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (C) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (a)(i)(A) and (a)(i)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard C. Wadsworth or Tony M. Regan to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to the foregoing filing, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact or agent, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the foregoing filing and had duly caused the foregoing filing to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on the 11th day of October, 1996.



                                      KANEB SERVICES, INC.

                                      By:     Howard C. Wadsworth
                                              -----------------------------
                                      Name:  (Howard C. Wadsworth)
                                      Title:  Vice President, Secretary and
                                              Treasurer


        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE FOREGOING FILING HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


         Name                                   Title                                       Date
--------------------------        ----------------------------------                  ----------------
     John R. Barnes               Chairman of the Board, President                   October 11, 1996
--------------------------        and Chief Executive Officer
    (John R. Barnes)

     Tony M. Regan                Controller (Principal Financial and                October 11, 1996
--------------------------        Accounting Officer)
    (Tony M. Regan)

     Sangwoo Ahn                  Director                                           October 11, 1996
--------------------------
    (Sangwoo Ahn)

     Charles R. Cox               Director                                           October 11, 1996
--------------------------
    (Charles R. Cox)

     Preston A. Peak              Director                                           October 11, 1996
--------------------------
    (Preston A. Peak)

     Ralph A. Rehm                Director                                           October 11, 1996
--------------------------
    (Ralph A. Rehm)

     James R. Whatley             Director                                           October 11, 1996
--------------------------
    (James R. Whatley)

                               INDEX TO EXHIBITS

       Number                               Exhibit
       ------                               -------
         4.1              Certificate of Designation related to the
                          Registrant's Adjustable Rate Cumulative Class A
                          Preferred Stock, filed as Exhibit 4 of the exhibits
                          to the Registrant's Quarterly Report on Form 10-Q for
                          the quarter ended September 30, 1983, which exhibit
                          is hereby incorporated by reference.

         4.2 Certificate of Designation, Preferences and Rights related to the Registrant's Series B Junior
                          Participating Preferred Stock, filed as Exhibit 1 of the exhibits to the Registrant's Current Report on Form 8-K and Registration Statement on Form 8-A, dated April 5, 1988, which exhibit is hereby incorporated by reference.

         4.3 Certificate of Designation related to the Registrant's Adjustable Rate Cumulative Class A
                          Preferred Stock, Series C, dated April 23, 1991, filed as Exhibit 4.4 of the exhibits to Registrant's
                          Annual Report on From 10-K for the year ended
                          December 31, 1991, which exhibit is hereby incorporated by reference.

         4.4              Indenture between Moran Energy Inc. and First City
                          National Bank of Houston, dated as of January 15,
                          1984, under which Moran Energy Inc. issued the 8 3/4%
                          Subordinated Debentures due 2008, filed as Exhibit
                          4.1 to Moran Energy Inc.'s Registration Statement on
                          Form S-3 (SEC File No. 2-81227), which exhibit is hereby incorporated.

         4.5 First Supplemental Indenture between the Registrant and First City, dated as of March 20, 1984, under which the Registrant assumed obligations under the Indenture listed as Exhibit 4.4 above, filed as
                          Exhibit 4.8 of the 1983 Form 10-K, which exhibit is hereby incorporated by reference.

         4.6              Form of Stock Option Agreement.

         5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

         24.1             Consent of independent accountants, Price Waterhouse
                          LLP, filed herewith.

         24.2             Consent of Fulbright & Jaworski L.L.P. (contained in
                          Exhibit 5.1 hereto).

         25.1             Power of attorney (contained on page 5 hereof).